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                                   EXHIBIT 11

              SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
               THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                                               JUNE 30, 1999           JUNE 30, 1998
                                                            ------------------      ------------------
                                                             1999        1998        1999        1998
                                                            ------      ------      ------      ------
Basic earnings per share:
     Net income per common share .....................      $ 1.11      $ 0.26      $ 2.14      $ 0.33
                                                            ======      ======      ======      ======
     Weighted average number of shares outstanding ...      38,789      40,907      39.254      40,815
                                                            ======      ======      ======      ======
Diluted earnings per share:
     Net income per common share .....................      $ 1.05      $ 0.25      $ 2.03      $ 0.32
                                                            ======      ======      ======      ======
Shares:
     Weighted average number of shares outstanding ...      38,789      40,907      39,254      40,815
                                                            ======      ======      ======      ======
     Effect of dilutive options ......................       1,967         968       2,175       1,186
                                                            ======      ======      ======      ======
Adjusted weighted average number of shares outstanding      40,756      41,875      41,429      42,001
                                                            ======      ======      ======      ======